As filed with the Securities and Exchange Commission on June 25, 2003

Registration No.

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

MEDIA 100 INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2532613
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

450 Donald Lynch Boulevard

Marlborough, Massachusetts 01752-4748

(Address, including zip code,

of registrant’s principal executive offices)

1986 Employee Stock Purchase Plan

(Full title of the Plan)

Steven D. Shea

Chief Financial Officer

Media 100 Inc.

450 Donald Lynch Boulevard

Marlboro, Massachusetts 01752-4748

(508) 460-1600

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Peter M. Moldave

Lucash, Gesmer & Updegrove, LLP

40 Broad Street

Boston, Massachusetts 02109

617-350-6800

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)

Common Stock issuable under the 1986 Employee Stock Purchase Plan	400,000 shares	$1.32	$528,000	$42.72

(1)	Represents the fair market value of the Common Stock on June 19, 2003 based on the average of the high and low sale price reported by the NASDAQ Small Cap for such date.
(2)	Calculated pursuant to Rule 457(h)
(3)	Maximum aggregate offering price multiplied by .00008090.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Media 100 Inc., a Delaware corporation (the “Company” or the “Registrant”), relating to 400,000 shares of Common Stock (the “Common Stock”) in accordance with the terms of the Company’s 1986 Employee Stock Purchase Plan (the “Plan”), to be registered hereby, which obligations are in addition to the 500,000 shares registered on the Company’s Form S-8 filed on July 18, 2001 (Commission File No. 333-65338), 200,000 shares registered on the Company’s Form S-8 filed on December 28, 2000 (Commission File No. 333-52990), 200,000 shares registered on the Company’s Form S-8 filed on May 8, 1998 (Commission File No. 333-52139), and 75,000 share registered on the Company’s Form S-8 filed on June 5, 1986 (Commission File No. 33-6238) (collectively, the “Prior Registration Statements”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock and except as otherwise set forth in this Registration Statement, are incorporated by reference herein.

Item 8. EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended November 30, 1996 of Media 100 Inc. (File No. 0-14779)).

4.2	Certificate of Designation of Series A Preferred Stock of Media 100 Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K dated May 21, 2003 (File No. 0-14779)).

4.3	By-laws of the Registrant, as amended through June 17, 1998 (filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 1998 of Media 100 Inc. (File No. 0-14779)).

4.4	Specimen of the form of certificate representing ownership of shares of the Registrant’s Common Stock, par value $.01 per share (filed as Exhibit 4.3 to Registration Statement No. 333-24139).

5	Opinion of Lucash, Gesmer & Updegrove, LLP.

10.2	1986 Employee Stock Purchase Plan, as amended through April 15, 2003.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Lucash, Gesmer & Updegrove, LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement).

24	Power of Attorney (included in the signature page of this Registration Statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Marlboro, Massachusetts, this 25th day of June 2003.

MEDIA 100 INC.

By:	/s/ JOHN A. MOLINARI
Name:	John A. Molinari
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and constitutes John A. Molinari and Steven D. Shea, each of them singly, his true and lawful attorneys with full power to them, and each of them singly, to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorneys, or any of them, to any and all such amendments.

Signature	Title	Date

/s/ JOHN A. MOLINARI	Chief Executive and President and Director	June 25, 2003
John A. Molinari	(Principal Executive Officer)

/s/ STEVEN D. SHEA	Chief Financial Officer and Chief Accounting Officer	June 25, 2003
Steven D. Shea	(Principal Financial Officer and Principal Accounting Officer)

/s/ MAURICE L. CASTONGUAY	Director	June 25, 2003
Maurice L. Castonguay

/s/ PAUL J. SEVERINO	Director	June 25, 2003
Paul J. Severino

/s/ ROGER REDMOND	Director	June 25, 2003
Roger Redmond

/s/ LEWIS JAFFE	Director	June 25, 2003
Lewis Jaffe

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INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Registrant filed as Exhibit 3.1 to the Annual Report on Form 10-K for the fiscal year ended November 30, 1996 of Media 100 Inc. (File No. 0-14779)).

4.2	Certificate of Designation of Series A Preferred Stock of Media 100 Inc. (filed as Exhibit 3.1 to the Current Report on Form 8-K dated May 21, 2003 (File No. 0-14779)).

4.3	By-laws of the Registrant, as amended through June 17, 1998 (filed as Exhibit 3.2 to the Quarterly Report on Form10-Q for the fiscal quarter ended May 31, 1998 of Media 100 Inc. (File No. 0-14779)).

4.4	Specimen of the form of certificate representing ownership of shares of the Registrant’s Common Stock, par value $.01 per share (filed as Exhibit 4.3 to Registration Statement No. 333-24139).

5	Opinion of Lucash, Gesmer & Updegrove, LLP.

10.2	1986 Employee Stock Purchase Plan, as amended through April 15, 2003.

23.1	Consent of Ernst & Young LLP

23.2	Consent of Lucash, Gesmer & Updegrove, LLP (contained in the opinion filed as Exhibit 5 to this Registration Statement).

24	Power of Attorney (included in the signature page of this Registration Statement).